UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: February 23, 2009

PIPELINE DATA INC.

(Exact name of small business issuer in its charter)

Delaware	7389	13-3953764
(State or jurisdiction of incorporation or organization)	(Primary Standard Indus. Classification Code Number)	(I.R.S. Employer Identification No)

1515 Hancock Street, Suite 301, Hancock Plaza

                Quincy, Massachusetts 02169

(617) 405-2600

(Address and telephone number of principal executive offices)

Randal A. McCoy

Pipeline Data Inc.

4400 North Point Parkway

Alpharetta, GA 30022

(687) 867-6000

(Name, address and telephone number of agent for service)

With copy to:

Sheila G. Corvino, Esq.

Pipeline Data Inc.

4400 Northpoint Parkway

Alpharetta, GA 30022

(687) 867-6000

Fax: 802-867-2468

1515 Hancock Street, Suite 301, Hancock Plaza

                Quincy, Massachusetts 02169

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 1.01 Entry into a Material Definitive Agreement.

On February 17, 2009, we extinguished an outstanding put right on 9,398,058 shares of Pipeline Data’s Common Stock held by the former shareholders of Charge.com, Inc., which was redeemable for approximately $16 million with interest accruing at 18%. This put right has been settled in full for $2 million in cash and the return of the Charge.com name with related domain rights, The 9,398,058 shares of Pipeline Common Stock have been returned to the Company and will be canceled. The foregoing transactions were completed pursuant to a the Second Amended and Restated Put Modification Agreement dated as of November 26, 2008 by and among our company, David Danzig, Gregory Danzig, Kauai Investment Holdings, LLC and Kauai Investment Holdings the full text of which is attached hereto as Exhibit 10.1. The final extension to this agreement is attached hereto as Exhibit 10.2.

The information in this Form 8-K is being furnished pursuant to Item 1.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

The information in this Form 8-K is being furnished pursuant to Item 8.01 “Other Events” shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pipeline Data Inc.
Dated:	February 23, 2009	By:	/s/ Randal A. McCoy
		Name:	Randal A. McCoy
		Title:	Chief Executive Officer